UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2010

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2010, the Board of Directors (the “Board”) of WellCare Health Plans, Inc. (the “Company”) amended Section 2 of Article III of the Company’s bylaws to provide for a majority vote standard in the election of directors in uncontested elections.  In the case of a contested election, directors will continue to be elected by a plurality vote.  Section 11 of Article III was also amended to allow for director resignations to be effective upon the occurrence of an event, if specified in the resignation.

Item 8.01             Other Events.

In connection with the adoption of a majority vote standard as described above, on October 28, 2010 the Board also amended the Company’s Corporate Governance Guidelines to include a director resignation policy.  Pursuant to this policy, the Board will nominate for election only candidates who agree to tender, promptly after their election, a resignation that will be effective upon the failure to receive the required vote for re-election at any future meeting and the Board’s acceptance of the resignation.  In addition, the Board will not nominate for re-election any incumbent director who has not signed such a resignation.  The amendment attaches a form of resignation to the Corporate Governance Guidelines and each of the Company’s current directors has signed a resignation in that form.

The Nominating and Corporate Governance Committee of the Board (or another committee of independent directors if a majority of the Nominating Committee members have not been re-elected) will make a recommendation to the Board on whether to accept or reject any particular resignation, and whether any other action should be taken.  The Board will then make a final determination, which the Company will publicly disclose along with, if applicable, the reasons for any decision by the Board to reject a tendered resignation.

The foregoing description does not purport to be a complete description of the amendment to the Company’s bylaws and the amendment to its Corporate Governance Guidelines.  The above description is qualified in its entirety by reference to the Company’s Third Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K, and to its amended and restated Corporate Governance Guidelines, which are available on the Company’s website at www.wellcare.com.

Item 9.01             Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibits are filed as part of this report:

3.2           Third Amended and Restated Bylaws of WellCare Health Plans, Inc.

99.1         Press release dated November 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2010	WELLCARE HEALTH PLANS, INC. /s/ Timothy S. Susanin
Timothy S. Susanin Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
3.2	Third Amended and Restated Bylaws of WellCare Health Plans, Inc.
99.1	Press release dated November 2, 2010